EXHIBIT 10.22
LEASE
THIS INDENTURE of lease, entered into this 18th day of April, 2006, by and between Dennis P. Dirlam (“Landlord”) and Wireless Ronin Technologies, Inc. (“Tenant”).
DEFINITIONS
“Property” — That certain real property located in the City of Eden Prairie, County of Hennepin State of Minnesota, and legally described on Exhibit A attached hereto and made a part hereof, including all buildings and site improvements located thereon.
“Building” — That certain office/warehouse building containing approximately 29,700 square feet located upon the Property and commonly described as Dirlam Warehouse.
“Demised Premises” — That certain portion of the Building located at 14793 Martin Drive, Eden Prairie, Minnesota, consisting of approximately 2,160 square feet (0 square feet office and 2,160 square feet of warehouse space), as measured from the outside walls of the Demised Premises to the center of the demising wall, as shown on the floor plan attached hereto as Exhibit B and made a part hereof. The Demised Premises include the non-exclusive right of access to common areas, as hereinafter defined, and all licenses and easements appurtenant to the Demised Premises.
“Common Areas” — The term “common area” means the entire areas available for the non-exclusive use by Tenant and other Tenants in the Building, including, but not limited to, corridors, lavatories, driveways, truck docks, parking lots and landscaped areas. Subject to reasonable rules and regulations promulgated by Landlord, the common areas are hereby made available to Tenant and its employees, agents, customers, and invitees for reasonable use in common with other Tenants, their employees, agents, customers and invitees.
TERM
1.	For and in consideration of the rents, additional rents, terms, provisions and covenants herein contained, Landlord hereby lets, leases and demises to Tenant the Demised Premises for a term commencing on the earlier of (i) the 19th day of April, 2006 or (ii) the date on which Tenant opens the Demised Premises for business (the “Commencement Date”) and expiring the 30th day of September, 2007 (the “Expiration Date”), unless sooner terminated as hereinafter provided. After lease expires, Tenant shall be able to extend the lease from month to month, cancelable by either party with thirty days written notice, and have a right of first refusal on any similar vacant warehouse space.
BASE RENT
2.	Tenant shall to pay to Landlord base rent for the Demised Premises (“Base Rent”), exclusive of any other charge provided for in this Lease to be paid by Tenant, as set forth below. Base Rent shall be payable in equal monthly installments, in advance, commencing on the first full month of the term of this Lease, and continuing on the first day of each subsequent month during the term hereof. In the event the term hereof commences on a day other than the first day of a month, Base Rent payable during such first month shall be adjusted on a pro rata basis and shall be paid contemporaneously with the execution of this lease. Base Rent shall be paid without setoff, deduction, demand or counterclaim of any nature whatsoever, in advance on the first day of each and every calendar month during the term hereof.

Monthly GROSS
Dates	Rent
4/19/06 to 4/30/06	$540.00
05/01/06 to 09/30/07	$1,350.00
All Rent and other sums payable hereunder by Tenant which are not paid when due shall bear interest from the date due to the date paid at a rate of three and one half percent (3.5%) per annum in excess of the “Prime Rate” published in the Wall Street Journal, as the same changes from time to time (the “Default Rate”).
COVENANT TO PAY RENT
1.	The covenants of Tenant to pay the Base Rent and the Additional Rent are each independent of any other covenant, condition, provision or agreement contained in this Lease. All rents are payable to Landlord at:
Dennis P. Dirlam
15241 Creekside Court
Eden Prairie, MN 55346
(612) 759-0411
(or such other address indicated in writing by Landlord).
UTILITIES
1.	Landlord shall provide mains and conduits to supply water, gas, electricity and sanitary sewage to the Property. If Landlord elects to furnish any of the foregoing utility services or other services furnished or caused to be furnished to Tenant, then the rate charged by Landlord shall not exceed the rate Tenant would be required to pay to a utility company or service company furnishing any of the foregoing utilities or services. All amounts payable by Tenant to Landlord hereunder shall be deemed Additional Rent in accordance with Article 3.

CARE AND REPAIR OF DEMISED PREMISES
1.	Tenant shall, at all times throughout the term of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Demised Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant’s obligations hereunder shall include but not be limited to the maintenance, repair and replacement, if necessary, of heating and air conditioning fixtures, equipment, and systems (the “HVAC Equipment”), all lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances to the Demised Premises, windows, doors and loading docks and dock equipment and the replacement of all broken glass. When used in this provision, the term “repairs” shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. Without limiting the generality of the foregoing, Tenant shall obtain and maintain at all times during the term of this Lease a maintenance contract with a responsible, licensed HVAC contractor, on terms reasonably acceptable to Landlord, for the regular maintenance of all HVAC Equipment within or exclusively serving the Demised Premises, and shall be responsible for the performance of all maintenance to be performed thereunder. Tenant shall keep accurate and complete records of the performance of all scheduled maintenance under such contract and shall provide copies thereof to Landlord from time to time upon request by Landlord. The Tenant shall keep and maintain all portions of the Demised Premises and the sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice.

If Tenant fails, refuses or neglects to maintain or repair the Demised Premises as required in this Lease, after notice shall have been given Tenant in accordance with Article 33 of this Lease, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all costs plus 15% for overhead incurred by Landlord in making such repairs upon presentation to Tenant of bill therefor; provided, however, that no notice shall be required in the event of any hazardous or emergency condition.

Landlord shall repair, at its expense (subject to inclusion in “Operating Expenses” pursuant to Section 3), the structural portions of the Building; provided, however, where structural repairs are required to be made by reason of the acts of Tenant, the costs thereof shall be borne by Tenant and payable by Tenant to Landlord upon demand.

Except as otherwise provided herein, the Landlord shall be responsible for all outside maintenance of the Demised Premises, including grounds and parking areas. All such maintenance which is the responsibility of the Landlord shall be provided as reasonably necessary to the comfortable use and occupancy of Demised Premises during business hours, except Saturdays, Sundays and holidays, upon the condition that the Landlord shall not be liable for damages for failure to do so due to causes beyond its control.

SIGNS
7.	Any sign, lettering, picture, notice or advertisement installed on or in any part of the Property and visible from the exterior of the Building, or visible from the exterior of the Demised Premises, shall be subject to Landlord’s prior approval and shall be installed at Tenant’s expense. In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant.
ALTERATIONS, INSTALLATION, FIXTURES
8.	Except as hereinafter provided, Tenant shall not make any alteration, additions, or improvements in or to the Demised Premises or add, disturb or in any way change any plumbing or wiring therein without the prior written consent of the Landlord. In the event alterations are required by any governmental agency by reason of the use and occupancy of the Demised Premises by Tenant, Tenant shall make such alterations at its own cost and expense after first obtaining Landlord’s approval of plans and specifications therefor and furnishing such indemnification as Landlord may reasonably require against liens, costs, damages and expenses arising out of such alterations. Alterations or additions by Tenant must be made in compliance with all laws, ordinances and governmental regulations affecting the Property and Tenant shall warrant to Landlord that all such alterations, additions, or improvements shall be in strict compliance with all relevant laws, ordinances, governmental regulations, permits and insurance requirements. Construction of such alterations or additions shall commence only upon Tenant obtaining and exhibiting to Landlord the requisite approvals, licenses and permits and indemnification against liens. All alterations, installations, physical additions or improvements to the Demised Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; provided, however, this clause shall not apply to movable equipment or furniture owned by Tenant, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default. Tenant shall be responsible for all costs related to improvements or modifications to the Demised Premises required or necessary to comply with The Americans With Disabilities Act of 1990 (ADA), or similar statutes or law.
POSSESSION
9.	Except as hereinafter provided, Landlord shall deliver possession of the Demised Premises to Tenant in the condition required by this Lease on or before the Commencement Date, but delivery of possession prior to or later than such Commencement Date shall not affect the expiration date of this Lease. Landlord shall not be liable in any respect for any failure to deliver possession of the Demised Premises to Tenant on or before the Commencement Date. The rentals herein reserved shall commence on the date when possession of the Demised Premises is delivered by Landlord to Tenant. Any occupancy by Tenant prior to the beginning of the term shall in all respects be the same as that of a Tenant under this Lease. Landlord shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed or left on the Demised Premises.

SECURITY AND DAMAGE DEPOSIT
10.	Tenant contemporaneously with the execution of this Lease, has deposited with Landlord the sum of One Thousand Three Hundred Fifty and no/100 Dollars ($1,350.00), receipt of which is acknowledged hereby by Landlord, which deposit is to be held by Landlord, without liability for interest, as a security and damage deposit for the faithful payment and performance by Tenant of all of its obligations hereunder, during the term hereof and any extension hereof. Landlord may co-mingle such deposit with Landlord’s own funds and to use such security deposit for such purpose as Landlord may determine. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the term hereof and any extension hereof, and without limiting any other remedy available to Landlord, then Landlord either with or without terminating this Lease, may (but shall not be required to) apply such portion of said deposit as may be necessary to compensate or repay Landlord for all losses or damages sustained or to be sustained by Landlord due to such breach on the part of Tenant, including, but not limited to overdue and unpaid rent, any other sum payable by Tenant to Landlord pursuant to the provisions of this Lease, damages or deficiencies in any reletting of the Demised Premises, and reasonable attorney’s fees incurred by Landlord. Should the entire deposit or any portion thereof, be appropriated and applied by Landlord, in accordance with the provisions of this paragraph, Tenant upon written demand by Landlord, shall remit forthwith to Landlord a sufficient amount of cash to restore said security deposit to the original sum deposited, and Tenant’s failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease. Said security deposit shall be returned to Tenant, less any amounts retained by Landlord pursuant to the provisions of this paragraph, at the end of the term of this Lease or any renewal thereof, or upon the earlier termination of this Lease. Tenant shall have no right to anticipate return of said deposit by withholding any amount required to be paid pursuant to the provisions of this Lease or otherwise.

In the event Landlord shall sell the Property, or shall otherwise convey or dispose of its interest in this Lease, Landlord may assign said security deposit or any balance thereof to Landlord’s assignee, whereupon Landlord shall be released from all liability for the return or repayment of such security deposit and Tenant shall look solely to the said assignee for the return and repayment of said security deposit. Said security deposit shall not be assigned or encumbered by Tenant without the written consent of Landlord, and any assignment or encumbrance without such consent shall not bind Landlord. In the event of any rightful and permitted assignment of this Lease by Tenant, said security deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability with respect to the return of said security deposit to the Tenant.
USE
11.	The Demised Premises shall be used and occupied by Tenant solely for the purposes of warehouse storage of materials so long as such use is in compliance with all applicable laws, ordinances and governmental regulations affecting the Building and Demised Premises. The Demised Premises shall not be used in such manner that, in accordance with any requirement of law or of any public authority, Landlord shall be obligated, as a result of the purpose or manner of said use, to make any addition or alteration to or in the Building. The Demised Premises shall not be used in any manner which will increase the rates required to be paid for public liability or for fire and extended coverage insurance covering the Demised Premises. Tenant shall occupy the Demised Premises, conduct its business and control its agents, employees, invitees and visitors in such a way as is lawful and reputable, and will not permit or create any nuisance, noise, odor, or otherwise interfere with, annoy or disturb any other tenant in the Building in its normal business operations or Landlord in its management of the Building. Tenant’s use of the Demised Premises shall conform to all the Landlord’s rules and regulations relating to the use of the Demised Premises. Outside storage on the Demised Premises of any type of equipment, property or materials owned or used by Tenant or its customers or suppliers shall not be permitted.
ACCESS TO DEMISED PREMISES
1.	The Tenant agrees to permit the Landlord and the authorized representatives of the Landlord to enter the Demised Premises at all times during usual business hours for the purpose of inspecting the same and making any necessary repairs to the Demised Premises and performing any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or of the Board of Fire Underwriters or any similar body or that the Landlord may deem necessary to prevent waste or deterioration in connection with the Demised Premises. Nothing herein shall imply any duty upon the part of the Landlord to do any such work which, under any provision of this Lease, the Tenant may be required to perform and the performance thereof by the Landlord shall not constitute a waiver of the Tenant’s default in failing to perform the same. The Landlord may, during the progress of any work in the Demised Premises, keep and store upon the Demised Premises all necessary materials, tools and equipment. The Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage of the Tenant by reason of making repairs or the performance of any work in the Demised Premises, or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof and the obligations of the Tenant under this Lease shall not thereby be affected in any manner whatsoever.

Landlord reserves the right to enter upon the Demised Premises at any time in the event of an emergency and at reasonable hours to exhibit the Demised Premises to prospective purchasers or others; and to exhibit the Demised Premises to prospective Tenants and to the display “For Lease” or similar signs on windows or doors in the Demised Premises during the last 180 days of the term of this Lease, all without hindrance or molestation by Tenant.
EMINENT DOMAIN
1.	In the event of any eminent domain or condemnation proceeding or private sale in lieu thereof in respect to the Building during the term hereof, the following provisions shall apply:

a.	If the whole of the Building shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date possession shall be taken in such proceeding and all rentals shall be paid up to that date.

b.	If any part constituting less than the whole of the Building shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall materially affect the Demised Premises so as to render the Demised Premises unsuitable for the business of the Tenant, in the reasonable opinion of Landlord, then the term of this Lease shall cease and terminate as of the date possession shall be taken by the condemning authority and rent shall be paid to the date of such termination.

In the event of a partial taking or condemnation of the Building which shall not materially affect the Demised Premises so as to render the Demised Premises unsuitable for the business of the Tenant, in the reasonable opinion of the Landlord, this Lease shall continue in full force and effect but with a proportionate reduction of the Base Rent and Additional Rent based on the portion of the Building taken. Landlord reserves the right, at its option, to restore the Building and the Demised Premises to substantially the same condition as they were prior to such condemnation. In such event, Landlord shall give written notice to Tenant, within thirty (30) days following the date possession shall be taken by the condemning authority, of Landlord’s intention to restore. Upon Landlord’s notice of election to restore, Landlord shall commence restoration and shall restore the Building and the Demised Premises with reasonable promptness, subject to delays beyond Landlord’s control and delays in the receipt of condemnation or sale proceeds by Landlord; and Tenant shall have no right to terminate this Lease except as herein provided. Upon completion of such restoration, the rent shall be re-adjusted based upon the portion, if any, of the Building restored.

c.	In the event of any condemnation or taking as aforesaid, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, the Tenant hereby expressly waiving any right to claim to any part thereof.

d.	Although all damages in the event of any condemnation shall belong to the Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Demised Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment. However, Tenant shall have no claim against Landlord and shall make no claim with the condemning authority for the loss of its leasehold estate, any unexpired term or loss of any possible renewal or extension of said lease or loss of any possible value of said Lease.
DAMAGE OR DESTRUCTION
1.	In the event of any damage or destruction to the Demised Premises by fire or other cause during the term hereof, the following provisions shall apply:
a.	If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Landlord may, no later than the sixtieth (60th) day following the damage, give Tenant written notice of Landlord’s election to terminate this Lease.

b.	If the cost of restoration as estimated by Landlord will equal or exceed fifty percent (50%) of said replacement value of the Building and if the Demised Premises are not suitable as a result of said damage for the purposes for which they are demised hereunder, in the reasonable opinion of Landlord and Tenant, then Tenant may, no later than the sixtieth (60th) day following the damage, give Landlord a written notice of election to terminate this Lease.

c.	If the cost of restoration as estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building, or if, despite the cost, Landlord does not elect to terminate this Lease, Landlord shall restore the Building and the Demised Premises with reasonable promptness, subject to delays beyond Landlord’s control and delays in the receipt of insurance proceeds by Landlord; and Landlord shall not be responsible for restoring or repairing leasehold improvements of the Tenant.

d.	In the event either of the elections to terminate is properly exercised, this Lease shall be deemed to terminate on the date of the receipt of the notice of election and all rents shall be paid up to that date. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

e.	In any case where damage to the Building shall materially affect the Demised Premises so as to render them unsuitable in whole or in part for the purposes for which they are demised hereunder, then, unless such destruction was wholly or partially caused by the negligence or breach of the terms of this Lease by Tenant, its employees, agents or representatives, a portion of the rent based upon the extent to which the Demised Premises are rendered unsuitable shall be abated until repaired or restored. If the destruction or damage was wholly or partially caused by negligence or breach of the terms of this Lease by Tenant as aforesaid and if Landlord shall elect to rebuild, the rent shall not abate and the Tenant shall remain liable for the same.
CASUALTY INSURANCE
1	a.	Landlord shall at all times during the term of this Lease, at its expense (except that such expense shall be included in the calculation of Additional Rent under Section 3 hereof), maintain a policy or policies of insurance issued by an insurance company licensed to do business in the State of Minnesota insuring the Building using the standard Minnesota Special Cause of Loss Form or equivalent for the full replacement value, provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies which Tenant may bring upon the Demised Premises or any tenant improvements which Tenant or Landlord may construct or install on the Demised Premises, prior to or after the date of this Lease. Landlord may at its option also elect to carry rent loss insurance or other types of insurance commonly carried by owners of similar properties in the Minneapolis-St. Paul Metropolitan Area, and the Tenant’s pro rata share of the cost thereof shall constitute Additional Rent.
b.	Tenant shall not carry any stock of goods or do anything in or about the Demised Premises which will in any way impair or invalidate the obligation of the insurer under any policy of insurance required by this Lease.

c.	Provided Landlord’s insurance carrier consents, Landlord hereby waives and releases all claims, liability and causes of action against Tenant and its agents, servants and employees for loss or damage to, or destruction of, the Demised Premises or any portion thereof, including the buildings and other improvements situated thereon, resulting from fire, explosion and other perils, to the extent such loss or damage is covered by standard extended coverage insurance, whether caused by the negligence of any of said persons or otherwise. Likewise, Tenant hereby waives and releases all claims, liabilities and causes of action against Landlord and its agents, servants and employees for loss or damage to, or destruction of, any of the improvements, fixtures, equipment, supplies, merchandise and other property, whether that of Tenant or of others in, upon or about the Demised Premises resulting from fire, explosion or the other perils included in standard extended coverage insurance, whether caused by the negligence of any of said persons or otherwise. The waiver by Tenant contained in this Section 14.2 shall remain in force whether or not the Tenant’s insurer shall consent thereto.

d.	In the event that the use of the Demised Premises by Tenant increases the premium rate for insurance carried by Landlord on the improvements of which the Demised Premises are a part, Tenant shall pay Landlord, upon demand, the amount of such premium increase. If Tenant installs any electrical equipment that overloads the power lines to the Building or its wiring, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriter, insurance rating bureau and governmental authorities having jurisdiction.
e.	Tenant shall during the term of this Lease, obtain and maintain in full force and effect at its sole cost and expense a policy or policies of insurance insuring all of its personal property located within the Demised Premises from time to time, as well as all tenant improvements made thereto, against loss or damage by fire, explosion or other such hazards and contingencies for the full replacement value thereof. Such policy or policies shall provide that thirty (30) days written notice must be given to Landlord prior to cancellation or modification thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed and thereafter from time to time upon request by Landlord that such coverage is in full force and effect.
PUBLIC LIABILITY INSURANCE
1.	Tenant shall during the term hereof, keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the Demised Premises and the business of Tenant in amounts not less than $1,000,000 per occurrence, $2,000,000 aggregate using current ISO General Liability forms or equivalent naming the Landlord as an additional insured. Such policy or policies shall provide that thirty (30) days written notice must be given to Landlord prior to cancellation or modification thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed and thereafter upon request by Landlord that such coverage is in full force and effect.
DEFAULT OF TENANT
17	a.	In the event of any failure of Tenant to pay any Base Rent, Additional Rent or other amounts due hereunder within five (5) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant with all reasonable diligence, but in any event for more than thirty (30) days after written notice of such failure shall have been given to Tenant, or if Tenant or an agent of Tenant shall falsify any report required to be furnished to Landlord pursuant to the terms of this Lease, or if Tenant or any guarantor of this Lease shall become bankrupt or insolvent, or file any debtor proceedings, or any person shall file against Tenant or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s or any such guarantor’s property, or if Tenant or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into any similar arrangement, or if any guarantor of this Lease shall be in default in the performance of any covenant, duty or obligation under any guaranty or other agreement entered into with or in favor of Landlord and such default shall remain uncured for a period of thirty (30) days or more after notice of such default, or if Tenant shall abandon or vacate the Demised Premises or suffer this Lease to be taken under any writ of execution (any one or more of the foregoing shall constitute an “Event of Default”), then in any such event Tenant shall be in default hereunder, and Landlord, in addition to any other rights and remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Demised Premises and such property may be removed and stored in a public warehouse or elsewhere at the sole cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.
b.	Upon the occurrence of an Event of Default, Landlord shall have the right (in addition to any other rights or remedies) to either terminate this Lease or, from time to time, without terminating this Lease, to terminate Tenant’s right of possession of the Demised Premises. If Landlord terminates Tenant’s right of possession only, Landlord may, but shall in no event be obligated to, make such alterations and repairs as may be necessary in order to relet the Demised Premises, and relet the Demised Premises or any part thereof upon such term or terms (which may be for a term extending beyond the term of this lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon any such reletting all rentals received by the Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney’s fees and costs of such alterations and repairs; third, to the payment of the rent due and unpaid payment of future rent as the same may become due and payable hereunder. If such rentals received from any such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant, upon demand, shall pay any such deficiency to Landlord. No such re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time after such re-entry and reletting elect to terminate this Lease, and in addition to any other remedies it may have, it may recover from any Tenant all damages it may incur by reason of such breach, including the cost of recovering the Demised Premises, reasonable attorney’s fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Demised Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

c.	Landlord may, at its option, in addition to any other rights or remedies available to it in this Lease or otherwise by law, statute or equity, spend such money as is necessary to cure any default of Tenant herein and the amount so spent, and costs incurred, including attorney’s fees in curing such default, shall be paid by Tenant, as additional rent, upon demand.

d.	In the event suit shall be brought for recovery of possession of the Demised Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or in connection with any Event of Default, and an Event of Default shall be established, Tenant shall pay to Landlord all expenses incurred in connection therewith, including attorney’s fees, together with interest on all such expenses at the Default Rate from the date of such breach.

e.	Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises, by reason of any Event of Default hereunder, or otherwise. Tenant also waives any demand for possession of the Demised Premises, and any demand for payment of rent and any notice of intent to re-enter the Demised Premises, or of intent to terminate this Lease, other than the notices above provided in this Article, and waives any and every other notice or demand prescribed by any applicable statutes or laws.

f.	No remedy herein or elsewhere in this Lease or otherwise by law, statute or equity, conferred upon or reserved to Landlord shall be exclusive of any other remedy, but shall be cumulative, and may be exercised from time to time and as often as the occasion may arise.
HOLD HARMLESS
18.	Except to the extent any liability for damage or loss is caused by the gross negligence of Landlord, its agents or employees, Tenant shall hold harmless Landlord, its shareholders, directors, officers, agents and employees, from any liability for damages to any person or property in or upon the Demised Premises and the Demised Premises, including the person and the property of Tenant and its employees and all persons in the Building at its or their invitation or sufferance, and from all damages resulting from Tenant’s failure to perform the covenants or other provisions of this Lease. All property kept, maintained or stored on the Demised Premises shall be so kept, maintained or stored at the sole risk of Tenant. Tenant agrees to pay all sums of money in respect of any labor, service, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in or about the Demised Premises, and not furnished on order of Landlord, which may be secured by any mechanic’s materialmen’s or other lien provided that Tenant may contest such lien, upon providing Landlord adequate security against such lien. If any such lien is reduced to final judgment and if such judgment or process thereon is not stayed, or if stayed and said stay expires, then Tenant shall immediately pay and discharge said judgment. Landlord shall have the right to post and maintain on the Demised Premises, notices of non-responsibility under the laws of the State of Minnesota.
NON-LIABILITY
19.	Landlord shall not be liable for damage to any property of Tenant or of others located on the Demised Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Without limiting the foregoing, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Demised Premises or from the pipes, appliances, or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any such damage caused by other Tenants or persons in the Demised Premises, occupants of adjacent property, of the buildings, or the public or caused by operations in construction of any private, public or quasi-public work. Landlord shall not be liable for any latent defect in the Demised Premises. All property of Tenant kept or stored on the Demised Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to or loss of the same, including subrogation claims by Tenant’s insurance carrier.
SUBORDINATION

20	a.	This Lease shall be subordinated to any mortgages that may now exist or that may hereafter be placed upon the Demised Premises and to any and all advances made thereunder, and to all interest and other charges relating to the indebtedness evidenced by such mortgages, and to all renewals, replacements and extensions thereof. In the event of execution by Landlord after the date of this Lease of any such mortgage, renewal, replacement or extension, Tenant agrees to execute a subordination agreement and/or any other documents relating to this Section 19 with the holder thereof, which agreement shall provide, among other things, that:
b.	Such holder shall not disturb the possession and other rights of Tenant under this Lease so long as Tenant is not in default hereunder,

c.	In the event of acquisition of title to the Demised Premises by such holder, such holder shall accept the Tenant as Tenant of the Demised Premises under the terms and conditions of this Lease and shall perform all the obligations of Landlord hereunder, and

d.	The Tenant shall recognize such holder as Landlord hereunder.

e.	Tenant shall, upon receipt of a request from Landlord therefor, execute and deliver to Landlord or to any proposed holder of a mortgage or trust deed or to any proposed purchaser of the Demised Premises, a certificate in recordable form, certifying that this Lease is in full force and effect, and that there are no offsets against rent nor defenses to Tenant’s performance under this Lease, or setting forth any such offsets or defenses claimed by Tenant as the case may be. Tenant shall execute and deliver any such subordination agreement or other such documents within ten (10) days of written request therefor. The failure of Tenant to do so within such time frame shall constitute an immediate default hereunder without the need for Landlord to provide any notice and/or opportunity to cure as set forth in Section 16 hereof. Tenant hereby irrevocably appoints Landlord its attorney in fact to execute any such subordination agreement or other such document in the name of Tenant upon the failure of Tenant to perform its obligations under this Section 19 as required hereunder.
ASSIGNMENT OR SUBLETTING
21.	Tenant agrees to use and occupy the Demised Premises throughout the entire term hereof for the purpose or purposes herein specified and for no other purposes, in the manner and to substantially the extent now intended, and not to transfer or assign this Lease or sublet said Demised Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without obtaining the prior written consent of Landlord in each instance. Tenant shall seek such consent of Landlord by a written request therefor, setting forth such information as Landlord may deem necessary. Consent by Landlord to any assignment of this Lease or to any subletting of the Demised Premises shall be at Landlord’s sole discretion and shall not be a waiver of Landlord’s rights under this Article as to any subsequent assignment or subletting. Landlord’s rights to assign this Lease are and shall remain unqualified. No such assignment or subleasing shall relieve the Tenant from any of Tenant’s obligations in this Lease contained, nor shall any assignment or sublease or other transfer of this Lease be effective unless the assignee, subtenant or transferee shall at the time of such assignment, sublease or transfer, assume in writing for the benefit of Landlord, its successors and assigns, all of the terms, covenants and conditions of this Lease thereafter to be performed by Tenant and shall agree in writing to be bound thereby. Should Tenant sublease in accordance with the terms of this Lease, any increase in rental received by Tenant over the per square foot rental rate which is being paid by Tenant shall be forwarded to and retained by Landlord, which increase shall be in addition to the Base Rent and Additional Rent due Landlord under this Lease.
ATTORNMENT
22.	In the event of a sale or assignment of Landlord’s interest in the Demised Premises or in the Building in which the Demised Premises are located, or this Lease, or if the Demised Premises come into custody or possession of a mortgagee or any other party whether because of a mortgage foreclosure, or otherwise, Tenant shall attorn to such assignee or other party and recognize such party as Landlord hereunder; provided, however, Tenant’s peaceable possession will not be disturbed so long as Tenant faithfully performs its obligations under this Lease. Tenant shall execute, on demand, any attornment agreement required by any such party to be executed, containing such provisions as such party may require.
NOVATION IN THE EVENT OF SALE

23	a.	In the event of the sale of the Building, Landlord shall be and hereby is relieved of all of the covenants and obligations created hereby accruing from and after the date of sale, and such sale shall result automatically in the purchaser assuming and agreeing to carry out all the covenants and obligations of Landlord herein.

b.	The Tenant agrees at any time and from time to time upon not less than ten (10) days prior written request by the Landlord to execute, acknowledge and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (as modified and stating the modifications, if any) and the dates to which the base rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the Demised Premises.
SUCCESSORS AND ASSIGNS
24.	The terms, covenants and conditions hereof shall be binding upon and inure to the successors and permitted assigns of the parties hereto.
REMOVAL OF FIXTURES
25.	Notwithstanding anything contained in Article 7, 28 or elsewhere in this Lease, if Landlord requests then Tenant will promptly remove at the sole cost and expense of Tenant all fixtures, equipment and alterations made by Tenant, at the time Tenant vacates the Demised Premises, and Tenant will promptly restore said Demised Premises to the condition that existed immediately prior to said fixtures, equipment and alterations having been made, all at the sole cost and expense of Tenant.
QUIET ENJOYMENT
26.	Landlord warrants that it has full right to execute and to perform this Lease and to grant the estate demised, and that Tenant, upon payment of the rents and other amounts due and the performance of all the terms, conditions, covenants and agreements on Tenant’s part to be observed and performed under this Lease, may peaceably and quietly enjoy the Demised Premises for the business uses permitted hereunder, subject, nevertheless, to the terms and conditions of this Lease.
RECORDING
27.	Tenant shall not record this Lease or any memorandum hereof without the written consent of Landlord. However, upon the request of either party hereto, the other party shall join in the execution of a Memorandum lease for the purposes of recordation. Said Memorandum lease shall describe the parties, the Demised Premises and the term of the Lease and shall incorporate this Lease by reference, but shall not set forth the amount of the Base Rent, Additional Rent or other amounts due hereunder. This Article 26 shall not be construed to limit Landlord’s right to file this Lease under Article 21 of this Lease.
OVERDUE PAYMENTS

28.	All monies due under this Lease from Tenant to Landlord shall be due on demand, unless otherwise specified and if not paid when due, shall result in the imposition of a service charge for such late payment in the amount of ten percent (10%) of the amount due.
SURRENDER
29.	On the Expiration Date or upon the termination hereof on a day other than the Expiration Date, Tenant shall peaceably surrender the Demised Premises broom-clean in good order, condition and repair, reasonable wear and tear only excepted. On or before the Expiration Date or upon termination of this Lease on a day other than the Expiration Date, Tenant shall, at its expense, remove all trade fixtures, personal property, equipment and signs, together with any fixtures, alterations or improvements required by Landlord to be removed pursuant to Section 24 hereof, from the Demised Premises and any property not removed shall be deemed to have been abandoned. Any damage caused in the removal of such items shall be repaired by Tenant and at its expense. All alterations, additions, improvements and fixtures (other than trade fixtures) which shall have been made or installed by Landlord or Tenant upon the Demised Premises and all floor covering so installed shall remain upon and be surrendered with the Demised Premises as a part thereof, without disturbance, molestation or injury, and without charge, at the expiration of termination of this Lease, except any such items identified under Section 24 hereof. If the Demised Premises are not surrendered on the Expiration Date or the date of termination, Tenant shall indemnify Landlord against loss or liability arising out of or relating to any claims resulting from such failure, including without limitation, any claims made by any succeeding Tenant founded on such delay. Tenant shall promptly surrender all keys for the Demised Premises to Landlord at the place then fixed for payment of rent and shall inform Landlord of combinations of any locks and safes on the Demised Premises.
HOLDING OVER
30.	In the event of a holding over by Tenant after expiration or termination of this Lease without the consent in writing of Landlord, Tenant shall be deemed a Tenant at sufferance and shall pay rent for such occupancy at the rate of twice the last-current aggregate Base Rent and Additional Rent, prorated for the entire holdover period, plus all attorney’s fees and expenses incurred by Landlord in enforcing its rights hereunder, plus any other damages occasioned by such holding over.
ABANDONMENT
31.	In the event Tenant shall remove its fixtures, equipment or machinery or shall vacate the Demised Premises or any part thereof prior to the Expiration Date of this Lease, or shall discontinue or suspend the operation of its business conducted on the Demised Premises for a period of more than thirty (30) consecutive days (except during any time when the Demised Premises may be rendered untenantable by reason of fire or other casualty), then in any such event Tenant shall be deemed to have abandoned the Demised Premises and such abandonment shall constitute an Event of Default under the terms of this Lease.

CONSENTS BY LANDLORD
32.	Whenever provision is made under this Lease for Tenant securing the consent or approval by Landlord, such consent or approval shall only be valid if it is made in writing.
NOTICES
33.	Any notice required or permitted under this Lease shall be deemed sufficiently given or secured if sent by registered or certified return receipt mail to Tenant at 14793 Martin Drive, Eden Prairie, Minnesota 55344, and to Landlord at the address then fixed for the payment of rent as provided in Article 4 of this Lease, and either party may by like written notice at any time designate a different address to which notices shall subsequently be sent.
RULES AND REGULATIONS
34.	Tenant shall observe and comply with such rules and regulations as Landlord may from time to time prescribe, on written notice to Tenant, for the safety, care, cleanliness and operation of the Building.
INTENT OF PARTIES
35.	Except as otherwise provided herein, the Tenant covenants and agrees that if it shall at any time fail to pay any cost or expense required to be paid by Tenant hereunder, or fail to take out, pay for, maintain or deliver any of the insurance policies above required, or fail to make any other payment or perform any other act on its part to be made or performed as in this Lease provided, then the Landlord may, but shall not be obligated so to do, and without notice to or demand upon the Tenant and without waiving or releasing the Tenant from any obligations of the Tenant in this Lease contained, pay any such cost or expense, effect any such insurance coverage and pay premiums therefor, and may make any other payment or perform any other act on the part of the Tenant to be made and performed as in this Lease provided, in such manner and to such extent as the Landlord may deem desirable, and in exercising any such right, to also pay all necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees. All sums so paid by Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by the Landlord, together with interest thereon at the rate of ten percent (10%) per annum from the date of making of such expenditure, by Landlord, shall be deemed additional rent hereunder, and shall be payable to Landlord on demand. Tenant covenants to pay any such sum or sums with interest as aforesaid and the Landlord shall have the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent payable under this Lease.

LANDLORD DEFAULT

36.	a.	Any of the following occurrence, conditions or acts by Landlord shall constitute a “Landlord Default”: (a) Landlord’s failure to make any payments of money due Tenant hereunder within ten (10) days after the receipt of written notice from Tenant that same is overdue; or (b) Landlord’s failure to perform any nonmonetary obligation of Landlord hereunder within thirty (30) days after receipt of written notice from Tenant to Landlord specifying such default and demanding that the same be cured; provided that, if such default cannot with due diligence be wholly cured within such thirty (30) days, Landlord shall have such longer period as may be reasonably necessary to cure the default, so long as Landlord proceeds promptly to commence the cure of same within such thirty (30) day period and diligently prosecutes the cure to complete.
b.	Upon the occurrence of a Landlord Default, at Tenant’s option, in addition to any other remedies which it may have, and without its actions being deemed a cure of Landlord’s default, Tenant may (i) pay or perform such obligations and offset Tenant’s reasonable and actual cost of performance, plus interest at the Default Rate, against the Base Rent unless, by written notice to Tenant, Landlord contests whether a Landlord Default has occurred or is continuing, in which case such right of offset shall only be effective if final, non-appealable judgment against Landlord shall have been entered by a court of competent jurisdiction; or (ii) sue for damages.
GENERAL

37.	a.	The Lease does not create the relationship of principal agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between the parties hereto being that of Landlord and Tenant.
b.	No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not then be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent to or approval by Landlord of any act by Tenant requiring Landlord’s consent or approval shall not waive or render unnecessary Landlord’s consent to or approval of any subsequent similar act by Tenant shall be construed to be both a covenant and a condition. No action required or permitted to be taken by or on behalf of Landlord under the terms or provisions of this Lease shall be deemed to constitute an eviction or disturbance of Tenant’s possession of the Demised Premises. All preliminary negotiations are merged into and incorporated in this Lease. The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease.

c.	This Lease and the exhibits, if any, attached hereto and forming a part hereof, constitute the entire agreement between Landlord and Tenant affecting the Demised Premises and there are no other agreements, subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed in the same form and manner in which this Lease is executed.

d.	If any agreement, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such agreement, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each agreement, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

e.	If any person or entity extending credit to Landlord in connection with the Building requires a change in this Lease which does not materially decrease, diminish or restrict any of Tenant’s rights hereunder, Tenant agrees, at the request of Landlord, to promptly execute and deliver to Landlord an amendment to this Lease incorporating such required changes; provided, however, that Tenant shall not be required to agree to any such changes which would change the financial obligations of Tenant hereunder, the location or size of the Demised Premises, the term of this Lease or which would otherwise materially decrease, diminish or restrict any of Tenant’s rights hereunder.

f.	The submission of this Lease for examination does not constitute a reservation of or option for the Demised Premises, and this Agreement of Lease shall become effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.
HAZARDOUS MATERIAL

38.	a.	The Demised Premises hereby leased shall be used by and/or at the sufferance of Tenant only for the purpose set forth in Article 11 above and for no other purposes. Tenant shall not use or permit the use of the Demised Premises in any manner that will tend to create waste or a nuisance, or will tend to unreasonably disturb other tenants in the Building or the Demised Premises. Tenant, its employees and all person visiting or doing business with Tenant in the Demised Premises shall be bound by and shall observe the reasonable rules and regulations made by Landlord relating to the Demised Premises, the Building or the Demised Premises of which notice in writing shall be given to the Tenant, and all such rules and regulations shall be deemed to be incorporated into and form a part of this Lease.

b.	Tenant covenants through the Lease Term, at Tenant’s sole cost and expense, promptly to comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commission, boards, and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are situated, or any other body now or hereafter as well as extraordinary, and whether or not the same require structural repairs or alterations, which may be applicable to the Demised Premises, or the use or manner of use of the Demised Premises. Tenant will likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the building and improvements on the Demised Premises and the equipment thereof.

c.	In the event any Hazardous Material (hereinafter defined) is brought or caused to be brought into or onto the Demised Premises, the Building or the Demised Premises by Tenant, its agents, employees, contractors or invitees, Tenant shall handle any such material in compliance with all applicable federal, state and/or local regulations. For purposes of this Article, “Hazardous Material” means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called “Superfund” or “Superlien” law, or any federal, state or local statute, law, ordinance, code, rule, regulation, order decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or materials, as now or at any time hereafter in effect (collectively, “Environmental Laws”). Tenant shall submit to Landlord on an annual basis copies of its approved hazardous materials communication plan, OSHA monitoring plan, and permits required by the Resource Recovery and Conservation Act of 1976, if Tenant is required to prepare, file or obtain any such plans or permits. Tenant will indemnify and hold harmless Landlord from any losses, liabilities, damages, costs or expenses (including reasonable attorneys’ fees) which Landlord may suffer or incur as a result of Tenant’s breach of this Article 37 or its introduction into or onto the Demised Premises, Building or Demised Premises of any Hazardous Material. This Article shall survive the expiration or sooner termination of this Lease.

d.	Landlord represents and warrants to Tenant that, except as otherwise disclosed in any environmental assessment or report delivered by Landlord to Tenant, there are no Hazardous Materials located within the Demised Premises or otherwise on or about the Property which require removal or remediation under applicable Environmental Laws. Landlord agrees to indemnify and hold Tenant harmless from and against any and all claims or damages resulting from any violation or falsity of the representation set forth above or as a result of any leak, spill, discharge, emission or other release of Hazardous Materials on or about the Property caused by Landlord, its agents or employees from and after the date hereof.

FORCE MAJEURE
39.	Either party’s failure to perform the terms and conditions of this Lease, in whole or in part, other than any term requiring the payment of money, shall not be deemed a breach or a default hereunder or give rise to any liability of such party to the other if such failure is attributable to any unforeseeable event beyond such party’s reasonable control and not caused by the negligent acts or omissions or the willful misconduct of such party, including, without limitation, flood, drought, earthquake, storm, pestilence, lightning, and other natural catastrophes and acts of God; epidemic, war riot, civic disturbance or disobedience, and act of the public enemy; fire, accident, wreck, washout, and explosion; strike, lockout, labor dispute, and failure, threat of failure, or sabotage of such party’s facilities; delay in transportation or car shortages, or inability to obtain necessary labor, materials, components, equipment, services, energy, or utilities through such party’s usual and regular sources at usual and regular prices; and any law, regulation, order or injunction of a court or governmental authority, whether valid or invalid and including, without limitation, embargoes, priorities, requisitions, and allocations or restrictions of facilities, equipment or operations. In the event of the occurrence of such a force majeure event, the party unable to perform promptly shall notify the other party.
RIGHT OF RELOCATION OF TENANT
40.	The Landlord shall have the rights to relocate Tenant to alternative space within the Building, upon not less than ninety (90) days written notice so long as such alternative space is substantially equivalent to the Demised Premises, in terms of size, configuration and access. Landlord and Tenant agree to cooperate in good faith in connection with any required tenant improvements in connection with such alternative space, which shall in any event be consistent with the level of finish of the initial tenant improvements provided by Landlord in connection with the Demised Premises, and in connection with Tenants move to the alternative Demised Premises. Landlord shall pay all reasonable costs associated with effecting such move, but shall not otherwise be liable to Tenant hereunder in connection with such relocation.
TENANT IMPROVEMENTS
41.	All improvements to the Demised Premises proposed to be constructed by either Landlord Tenant prior to the commencement date shall be constructed in accordance with the terms and provisions set forth on the plans and specifications attached hereto and incorporated herein as Exhibit C.
CAPTIONS
42.	The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent or any provision thereof.

ATTACHMENTS
43.	See also rider attached hereto and made a part hereof containing Exhibits B and C, which Exhibits are attached hereto and made a part hereof.

Exhibit	Description
Exhibit B	Demised Premises
Exhibit C	Improvements

SUBMISSION
3.	Submission of this instrument to Tenant or proposed Tenant or its agents or attorneys for examination, review, consideration or signature does not constitute or imply an offer to lease, reservation of space, or option to lease, and this instrument shall have no binding legal effect until execution hereof by both Landlord/Owner and Tenant or its agents.
COMMISSIONS
4.	It is agreed and understood that Brian Netz, agent or broker with Welsh Companies, LLC is representing Dennis P. Dirlam, Landlord, and Dan Brastad, agent or broker with Welsh Companies, LLC, is representing Wireless Ronin, Inc., Tenant. Tenant indemnifies Landlord for any claim made by or commission payable to any other broker or agent in connection with Tenant’s leasing the Demised Premises.
IN WITNESS WHEREOF, the Landlord and the Tenant have caused these presents to be executed in form and manner sufficient to bind them at law, as of the day and year first above written.

TENANT:	LANDLORD:

WIRELESS RONIN, INC.	DENNIS P. DIRLAM

By:/s/ Steve Jacobs	By:/s/ Dennis P. Dirlam

Its: EVP	Its: Owner

Date: 4/18/06	Date: 4/24/06

EXHIBIT B
[DEMISED PREMISES]

EXHIBIT C
IMPROVEMENTS
Landlord will demise the premises and replace any burnt out light bulbs, at Landlord sole expense.
Any additional improvements will be the sole cost and responsibility of Tenant, and must receive Landlord approval prior to construction.